Exhibit 10.1
AMENDMENT NO. 3
TO
LOAN AND SECURITY AGREEMENT
     THIS AMENDMENT NO. 3 (“Amendment No. 3”) is entered into as of June 28, 2006, by and among ROCKY BRANDS, INC. (formerly known as ROCKY SHOES & BOOTS, INC.), a corporation organized and existing under the laws of the State of Ohio, LIFESTYLE FOOTWEAR, INC., a corporation organized and existing under the laws of the State of Delaware, EJ FOOTWEAR LLC, a limited liability company organized and existing under the laws of the State of Delaware, HM LEHIGH SAFETY SHOE CO. LLC, a limited liability company organized and existing under the laws of the State of Delaware, GEORGIA BOOT LLC, a limited liability company organized and existing under the laws of the State of Delaware, GEORGIA BOOT PROPERTIES LLC, a limited liability company organized and existing under the laws of the State of Delaware, DURANGO BOOT COMPANY LLC, a limited liability company organized and existing under the laws of the State of Delaware, NORTHLAKE BOOT COMPANY LLC, a limited liability company organized and existing under the laws of the State of Delaware, LEHIGH SAFETY SHOE CO. LLC, a limited liability company organized and existing under the laws of the State of Delaware, LEHIGH SAFETY SHOE PROPERTIES LLC, a limited liability company organized and existing under the laws of the State of Delaware (the foregoing entities, jointly and severally, “Borrower”), the financial institutions party thereto (each a “Lender” and collectively, the “Lenders”), and GMAC COMMERCIAL FINANCE LLC, as administrative agent and sole lead arranger for the Lenders (in such capacities, the “Agent”).
BACKGROUND
     Borrowers, Agent and Lenders are parties to a Loan and Security Agreement dated as of January 6, 2005 (as amended by Amendment No. 1 to Loan and Security Agreement and Consent dated as of January 19, 2005 and Amendment No. 2 to Loan and Security Agreement dated as of April 30, 2006, and as further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Agent and Lenders provide Borrowers with certain financial accommodations.
     Borrowers have requested Lenders to consent to the prepayment to ACAS of the principal sum of $15,000,000 (representing 50% of the outstanding amount of Term Loan B), utilizing the proceeds of a $15,000,000 Term Loan C to be provided by Lenders. Term Loan C would constitute an Obligation secured by the Collateral in the same priority as Term Loan A and the Revolving Loans.
     Accordingly, Borrowers have requested that Lenders increase the aggregate credit facility to $122,468,572.04, to consist of (a) Term Loan A which, as of the date of this Amendment No. 3, is in the outstanding principal balance of $7,468,572.09, (b) a new Term Loan C which would be in the original principal sum of $15,000,000, and (c) the Revolving Loans in the maximum amount of $100,000,000. Upon the terms and conditions set forth in this Amendment No. 3, Agent and Lenders have so agreed to amend the Loan Agreement to provide for such increased credit facility on the terms and conditions set forth herein.

     Borrowers have also requested Lenders to reset the financial covenants, and to amend certain other provisions of the Loan Agreement; Lenders have agreed to effectuate such modifications to the Loan Agreement on the terms and conditions set forth herein;
     NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.
     2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Loan Agreement is amended as follows:
          (a) The words “ROCKY SHOES & BOOTS, INC., a corporation organized and existing under the laws of the State of Ohio (‘Parent’)” appearing in the introductory paragraph to the Loan Agreement are hereby amended and restated as follows:
ROCKY BRANDS, INC. (formerly known as ROCKY SHOES & BOOTS, INC.), a corporation organized and existing under the laws of the State of Ohio (“Parent”)
          (b) Section 1.1 of the Loan Agreement is amended by inserting the following defined terms in their appropriate alphabetical order:
“Adjusted Indebtedness of Rocky on a Consolidated Basis” shall mean total Indebtedness of Rocky on a Consolidated Basis, provided that for purposes of determining Adjusted Indebtedness of Rocky on a Consolidated Basis as of the end of any fiscal period, the outstanding balance of Revolving Loans and Letter of Credit Liabilities as of the end of such period shall be deemed to be the average outstanding balance of Revolving Loans and Letter of Credit Liabilities as of the end of the four most recently ended fiscal quarter periods, including the period then just ended.
“Amendment No. 3” shall mean Amendment No. 3 to this Agreement dated as of June 28, 2006.
“Amendment No. 3 Closing Date” shall mean the date upon which all of the conditions precedent to the effectiveness of Amendment No. 3 have been satisfied.
“Term Loan C” means the Advances made pursuant to Section 2.1(B-1).
“Term Loan C Commitment” means (a) as to any Lender, the commitment of such Lender to make its Pro Rata share of Term Loan C in the maximum aggregate amount set forth on the signature page of

Amendment No. 3 opposite such Lender‘s signature or in the most recent Assignment and Acceptance Agreements, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Term Loan C.
“Term Note A” means each promissory note of Borrower in form and substance satisfactory to Agent, issued to evidence the Term Loan A Commitment.
“Term Note C” means each promissory note of Borrower in form and substance satisfactory to Agent, issued to evidence the Term Loan C Commitment.
          (c) The following defined terms in Section 1.1 are amended in their entirety to provide as follows:
“Applicable Margin” for each type of Loan shall mean, commencing as of the Amendment No. 3 Closing Date and continuing, until the First Adjustment Date (as hereafter defined), the applicable percentage specified below:

	APPLICABLE	APPLICABLE
	MARGIN FOR	MARGIN FOR
	DOMESTIC RATE	LIBOR RATE
TYPE OF LOAN	LOANS	LOANS
Revolving Advances	0.75%	2.25%
Term Loan A	1.50%	3.00%
Term Loan C	1.50%	3.00%
Thereafter on a quarterly basis, effective as of the first day following receipt by Agent of the internal financial statements of Rocky on a Consolidated Basis required under Section 5.1(E)(b) for the previous fiscal quarter (each day of such delivery, an “Adjustment Date”), commencing with the first Business Day following receipt by Agent of the internal financial statements of Rocky on a Consolidated Basis for the fiscal quarter ending June 30, 2006 required under Section 5.1(E)(b) (the “First Adjustment Date”), the Applicable Margin for each type of Loan shall be adjusted, if necessary, to the applicable percent per annum set forth in the pricing table set forth below corresponding to the Total Leverage Ratio for the trailing twelve month period ending on the last day of the most recently completed fiscal quarter prior to the applicable Adjustment Date (each such period, a “Calculation Period”):

	APPLICABLE MARGIN FOR			APPLICABLE MARGIN FOR
TOTAL	DOMESTIC RATE LOANS			LIBOR RATE LOANS
LEVERAGE	Revolving	Term	Term	Revolving	Term	Term
RATIO	Advances	Loan A	Loan C	Advances	Loan A	Loan C
Greater than or equal to 4.0 to 1.0	1.25%	2.00%	2.00%	2.75%	3.50%	3.50%
Greater than or equal to 3.0 to 1.0 but less than 4.0 to 1.0	1.00%	1.75%	1.75%	2.50%	3.25%	3.25%
Greater than or equal to 2.0 to 1.0 but less than 3.0 to 1.0	0.75%	1.50%	1.50%	2.25%	3.00%	3.00%
Less than 2.0 to 1.0	0.50%	1.25%	1.25%	2.00%	2.75%	2.75%
If Borrower shall fail to timely deliver the financial statements, certificates and/or other information required under Section 5.1(E)(b), each Applicable Margin shall be conclusively presumed to equal the highest Applicable Margin specified in the pricing table set forth above for the period commencing on the required delivery date of such financial statements, certificates and/or other information until the delivery thereof.
“Commitment” or “Commitments” means the commitment or commitments of Lenders to make Loans as set forth in Sections 2.1(A), 2.1(B) and/or 2.1(B-1) and to provide Lender Letters of Credit as set forth in Section 2.1(E).
“Excess Cash Flow” means, for any period, the greater of (a) zero (0); or (b) without duplication, the total of the following for Rocky on a Consolidated Basis, each calculated for such period: (i) EBITDA; plus (ii) tax refunds actually received, to the extent not remitted to Agent pursuant to Section 2.4(B)(5) and applied in prepayment of Term Loan A and/or Term Loan C; less (iii) Capital Expenditures (to the extent actually made in cash and/or due to be made in cash within such period, excluding any Capital Expenditures under or with respect to Capital Leases to the extent of the amount financed thereby, but in no event more than the amount permitted in Section 5.3(E); less (iv) income and franchise taxes paid or accrued excluding any provision for deferred taxes included in the determination of net income; less (v) decreases in deferred income taxes resulting from payments of deferred taxes accrued in prior periods; less (vi) Cash Interest Expense; less (vii) voluntary prepayments made under Section 2.4(C); less (viii) mandatory prepayments from Proceeds of Asset Dispositions made under Section 2.4(B)(2), but only to the extent that the transaction that precipitated the mandatory prepayment increased net income of Borrower, as determined in accordance with GAAP; less (ix)

payments of principal paid in cash with respect to all long-term Indebtedness (other than Revolving Loans) and Capital Leases.
“Loan” or “Loans” means an advance or advances under the Term Loan A Commitment, the Term Loan C Commitment or the Revolving Loan Commitment.
“Term Note” means, jointly and severally, Term Note A and Term Note C.
“Total Loan Commitment” means as to any Lender the aggregate commitments of such Lender with respect to its Revolving Loan Commitment, Term Loan A Commitment and Term Loan C Commitment.
          (d) The last sentence of the definition of “Borrowing Base” appearing in Section 1.1 of the Loan Agreement is amended and restated in its entirety as follows:
The calculation of the actual advance rates, utilizing the formulae provided in this definition of Borrowing Base, with respect to different categories of Eligible Inventory, shall be set forth on Exhibit D, which shall be subject to modification from time to time by Agent, including without limitation on the Amendment No. 3 Closing Date (as set forth on Exhibit D to Amendment No. 3) and thereafter following each appraisal conducted by Agent.
          (e) Clauses (2) and (3) of the definition of “Eligible Accounts” appearing in Section 1.1 of the Loan Agreement are each amended by adding the following proviso at the end thereof:
provided, however, that with respect to Accounts due HM Lehigh, such Accounts shall not be considered ineligible due to the provisions of this clause unless the applicable Accounts remain unpaid for more than sixty (60) days after the due date specified in the original invoice or for more than ninety (90) days after the invoice date if no due date was specified;
          (f) Clause (8) of the definition of “Interest Period” appearing in Section 1.1 of the Loan Agreement is amended by deleting the word “five (5)” and by inserting “seven (7)” in lieu thereof.
          (g) The definition of “Senior Debt” appearing in Section 1.1 of the Loan Agreement is amended and restated in its entirety as follows:
“Senior Debt” shall mean Adjusted Indebtedness of Rocky on a Consolidated Basis other than (a) Indebtedness under Term Loan B and (b) any unsecured Indebtedness of Rocky on a Consolidated Basis.

          (h) The definition of the term “Senior Term Loans” appearing in Section 1.1 of the Loan Agreement is deleted in its entirety.
          (i) The definition of “Total Leverage Ratio” appearing in Section 1.1 of the Loan Agreement is amended and restated in its entirety as follows:
“Total Leverage Ratio” shall mean, for any period, the ratio of (x) Adjusted Indebtedness of Rocky on a Consolidated Basis as of the end of such period to (y) EBITDA for such period.
          (j) Section 2.1(B) of the Loan Agreement is hereby amended and restated in its entirety as follows:
(B) Term Loan A. On the Closing Date, each Lender extended a loan to Borrower, equal to its Pro Rata Share of the Term Loan A Commitment which, as of the Closing Date, was in the aggregate amount of $18,000,000. The outstanding principal balance of Term Loan A as of the Amendment No. 3 Closing Date of this Agreement is $7,468,572.09, which sum remains due and owing by Borrowers. Amounts borrowed under this Section 2.1(B) and repaid may not be reborrowed. Commencing after the Amendment No. 3 Closing Date, Borrower shall make principal payments in the amount of the applicable Scheduled Installment of Term Loan A (or such lesser principal amount as shall then be outstanding) on the dates set forth below:
(B-1) Term Loan C. Each Lender, severally, agrees to lend to Borrower, on the Amendment No. 3 Closing Date, its Pro Rata Share of the Term Loan C Commitment which is in the aggregate amount of $15,000,000. Amounts borrowed under this Section 2.1(B-1) and repaid may not be reborrowed. Borrower shall make principal payments in the amount of the applicable Scheduled Installment of Term Loan C (or such lesser principal amount as shall then be outstanding) on the dates set forth below:
“Scheduled Installment“ means, for each date set forth below, the amount set forth opposite such date.

	Scheduled	Scheduled
	Installment – Term	Installment – Term
Date	Loan A	Loan C
June 30, 2006	$1,500,000.00
September 30, 2006	$1,500,000.00	$247,381.01
December 31, 2006	$1,500,000.00	$247,381.01
March 31, 2007	$1,500,000.00	$247,381.01
June 30, 2007	$1,468,572.09	$278,808.92
September 30, 2007		$1,747,381.01
December 31, 2007		$1,747,381.01

	Scheduled	Scheduled
	Installment – Term	Installment – Term
Date	Loan A	Loan C
March 31, 2008		$1,747,381.01
June 30, 2008		$1,747,381.01
September 30, 2008		$1,747,381.01
December 31, 2008		$1,747,381.00
March 31, 2009		$1,747,381.00
June 30, 2009		$1,747,381.00
          (k) Section 2.4(B)(3) of the Loan Agreement is hereby amended and restated in its entirety as follows:
(3) Prepayments from Excess Cash Flow. Except with respect to the Fiscal Year ending December 31, 2005, until repayment in full of Term Loan A and Term Loan C, on or prior to June 30 of each year, the Borrowers shall prepay the Obligations in an amount equal to 50% of Excess Cash Flow for such prior Fiscal Year (“Cash Flow Prepayments”) calculated on the basis of the audited financial statements for such Fiscal Year delivered to Agent pursuant to Section 5.1(E)(a). All Cash Flow Prepayments shall be applied to the Loans in accordance with Section 2.4(E). Concurrently with the making of any such payment, Parent shall deliver to Agent and Lenders a certificate of Parent’s chief executive officer or chief financial officer demonstrating its calculation of the amount required to be paid. In the event that any such financial statement is not so delivered, then a calculation based upon estimated amounts shall be made by Agent upon which calculation the Borrowers shall make the prepayment required by this Section 2.4(B)(3), subject to adjustment when the financial statement is delivered to Agent as required hereby. The calculation made by Agent shall not be deemed a waiver of any rights Agent or Lenders may have as a result of the failure by Loan Parties to deliver such financial statement.
          (l) Section 2.4(C) of the Loan Agreement is hereby amended by inserting the words “or Term Loan C” immediately following the words “Term Loan A” appearing therein.
          (m) Section 2.4(E) of the Loan Agreement is hereby amended and restated in its entirety as follows:
(E) Application of Prepayment Proceeds. Except as otherwise provided therein, all prepayments described in Sections 2.4(B)(2) through 2.4(B)(7) shall first be applied in payment of Scheduled Installments of Term Loan A and Term Loan C, on a pro rata basis, in the inverse order of maturity, and at any time after Term Loan A and Term Loan C shall have been repaid in full, such payments shall be applied (a) if, after giving effect to any such payment (i) no Default or Event of Default has occurred which is then continuing, and (ii) Undrawn Availability shall not be less than $12,500,000, in prepayment and satisfaction of Term Loan B, including both principal and interest accrued thereon and then (b) to reduce the outstanding principal balance of the Revolving Loans but not as a permanent reduction of the Revolving Loan Commitment; provided, however, that (x) the application of any proceeds from the issuance of proceeds of the issuance of securities described in Section 2.4(B)(4) (an “Issuance”) shall be applied as follows: (i) first, in full prepayment and satisfaction of Term Loan A, including both principal and interest accrued thereon, (ii) second, in full prepayment and satisfaction of Term Loan C, including both principal and interest accrued thereon, (iii) third in full prepayment and satisfaction of Term Loan B, including both principal and interest accrued thereon, and (iv) fourth, in the event any excess proceeds remain following the payment of underwriting fees and other reasonable professional fees associated with the Issuance, to pay any applicable prepayment premiums associated with the prepayment of Term Loan A, Term Loan B and Term Loan C and (v) fifth, to repay outstanding Revolving Loans, but not as a permanent reduction of the Revolving Loan Commitment and (y) the application of any proceeds of tax refunds described in Section 2.4(B)(5) which consist of tax refunds anticipated to be received each year by the applicable Borrower in its ordinary course of doing business, as reasonably determined by Agent, shall be applied to reduce the outstanding principal balance of the Revolving Loans but not as a permanent reduction of the Revolving Loan Commitment. Considering each type of Loan being prepaid separately, any such prepayment shall be applied first to Base Rate Loans of the type required to be prepaid before application to LIBOR Loans of the type required to be prepaid.
          (n) Section 2.7(A) of the Loan Agreement is hereby amended and restated in its entirety as follows:
(A) Grant of Liens in the Collateral. To secure the payment and performance of the Obligations, including all renewals, extensions, restructurings and refinancings of any or all of the Obligations, each Loan Party hereby grants to Agent, for the benefit of Agent and Lenders, a continuing security interest in, lien and mortgage in and to, right of setoff against and collateral assignment of all of such Loan Party’s assets, other than Excluded Property, in each case, whether now owned or existing or hereafter acquired or arising and regardless of where located including, without limitation, all: (1) Accounts; (2) Chattel Paper; (3) Commercial Tort Claims, including those specified on Schedule 2.7(A); (4) Deposit Accounts and cash and other monies and property of such Loan Party in the possession or under the control of Agent, any Lender or any participant of any Lender in the Loans; (5) Documents; (6) Equipment; (7) Fixtures; (8) General Intangibles (including Intellectual Property); (9) Goods; (10) Instruments; (11) Inventory; (12) Investment Property; (13) Letter-of-Credit Rights and Supporting Obligations; (14) other Personal Property whether or not subject to the UCC; and (15) Additional Mortgaged Property; together with all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the property described above or are otherwise necessary or helpful in the collection thereof or realization thereon; and Proceeds and products of all or any of the property described above (all of the above being collectively referred to as the “Collateral“).
          (o) Clause (g) of Section 5.1(E) of the Loan Agreement is hereby amended and restated in its entirety as follows:
(g) Borrowing Base Certificate. On a weekly basis (or more frequently if required by Agent), on Tuesday of each week (unless a different day or more frequent days are required by Agent) a Borrowing Base Certificate calculated as of the last Business Day of the immediately preceding week; provided, however, that the information set forth on each Borrowing Base Certificate with respect to Eligible Inventory shall be updated on a monthly basis not later than thirty (30) days after the end of each calendar month.
          (p) Section 5.2(R) of the Loan Agreement is hereby amended and restated in its entirety as follows:
(R) Changes Relating to Note Purchase Documents; Prepayments. The Loan Parties shall not change or amend the terms of the Note Purchase Agreement or any Term Note B, if such amendment shall not be permitted in accordance with the terms of the Intercreditor Agreement, as amended from time to time, nor shall Loan Parties make any prepayments in any Fiscal Year in respect of Term Note B except, (x) subsequent to the making of Cash Flow Prepayments to Agent in accordance with Section 2.4(B)(3), (y) in aggregate amounts equal to not more than 25% of Excess Cash Flow for the applicable prior Fiscal Year and (z) in the aggregate amount equal to $15,000,000, on or about the Amendment No. 3 Closing Date.
          (q) Section 5.3 of the Loan Agreement is hereby amended and restated in its entirety as follows:
5.3. Financial Covenants. Parent covenants that, so long as any of the Commitments hereunder shall be in effect and until indefeasible payment in full, in cash of all Obligations and termination of all Lender Letters of Credit, it shall maintain, on a consolidated basis, the following:
          (A) Fixed Charge Coverage. A minimum Fixed Charge Coverage Ratio as of the end of each period set forth below of not less than the respective ratio set forth below:

Period	Fixed Charge Coverage Ratio
Four Quarters ending June 30, 2006	1.00 to 1.00
Four Quarters ending September 30, 2006	1.00 to 1.00
Four Quarters ending December 31, 2006	1.00 to 1.00
Four Quarters ending March 31, 2007	1.00 to 1.00
Four Quarters ending June 30, 2007	1.00 to 1.00
Four Quarters ending September 30, 2007	1.00 to 1.00
Four Quarters ending December 31, 2007	1.00 to 1.00
Four Quarters ending March 31, 2008	1.00 to 1.00
Four Quarters ending June 30, 2008	1.00 to 1.00
Four Quarters ending September 30, 2008	1.00 to 1.00
Four Quarters ending December 31, 2008	1.00 to 1.00
Each four Quarter period ending thereafter	1.00 to 1.00
          (B) Total Leverage. A Total Leverage Ratio as of the end of each period set forth below in a ratio not greater than the respective ratio set forth below:

Period	Total Leverage Ratio
Four Quarters ending June 30, 2006	3.80 to 1.00
Four Quarters ending September 30, 2006	3.80 to 1.00
Four Quarters ending December 31, 2006	3.80 to 1.00
Four Quarters ending March 31, 2007	3.75 to 1.00
Four Quarters ending June 30, 2007	3.65 to 1.00
Four Quarters ending September 30, 2007	3.55 to 1.00
Four Quarters ending December 31, 2007	3.40 to 1.00
Four Quarters ending March 31, 2008	3.35 to 1.00
Four Quarters ending June 30, 2008	3.30 to 1.00
Four Quarters ending September 30, 2008	3.25 to 1.00
Four Quarters ending December 31, 2008	3.10 to 1.00
Four Quarters ending March 31, 2009	3.00 to 1.00
Four Quarters ending June 30, 2009	3.00 to 1.00
Four Quarters ending September 30, 2009	3.00 to 1.00
Each four Quarter period ending thereafter	2.90 to 1.00
          (C) Minimum EBITDA. EBITDA as of the end of each period set forth below in an amount not less than the respective amount set forth below:

Period	Minimum EBITDA
Four Quarters ending June 30, 2006	$30,000,000
Four Quarters ending September 30, 2006	$30,000,000
Four Quarters ending December 31, 2006	$30,000,000
Four Quarters ending March 31, 2007	$30,000,000
Four Quarters ending June 30, 2007	$30,000,000
Four Quarters ending September 30, 2007	$30,000,000
Four Quarters ending December 31, 2007	$30,600,000
Four Quarters ending March 31, 2008	$30,600,000
Four Quarters ending June 30, 2008	$30,600,000
Four Quarters ending September 30, 2008	$30,600,000
Four Quarters ending December 31, 2008	$31,400,000
Four Quarters ending March 31, 2009	$31,400,000
Four Quarters ending June 30, 2009	$31,400,000
Four Quarters ending September 30, 2009	$31,400,000
Each four Quarter period ending thereafter	$32,200,000
          (D) Senior Leverage Ratio. A Senior Leverage Ratio as of the end of each period set forth below in a ratio not greater than the respective ratio set forth below:

Period	Senior Leverage Ratio
Four Quarters ending June 30, 2006	3.30 to 1.00
Four Quarters ending September 30, 2006	3.30 to 1.00
Four Quarters ending December 31, 2006	3.30 to 1.00
Four Quarters ending March 31, 2007	3.25 to 1.00
Four Quarters ending June 30, 2007	3.15 to 1.00
Four Quarters ending September 30, 2007	3.05 to 1.00
Four Quarters ending December 31, 2007	2.90 to 1.00
Four Quarters ending March 31, 2008	2.85 to 1.00
Four Quarters ending June 30, 2008	2.80 to 1.00
Four Quarters ending September 30, 2008	2.75 to 1.00
Four Quarters ending December 31, 2008	2.60 to 1.00
Four Quarters ending March 31, 2009	2.50 to 1.00
Four Quarters ending June 30, 2009	2.50 to 1.00
Four Quarters ending September 30, 2009	2.50 to 1.00
Each four Quarter period ending thereafter	2.40 to 1.00
          (E) Capital Expenditures. Capital Expenditures made by Rocky on a Consolidated Basis during any Fiscal Year set forth below, in the aggregate together with all expenditures in respect of Capital Leases, that would exceed the amount set forth opposite each Fiscal Year below; provided, that any unused portion of any such annual amount in each Fiscal Year, up to twenty-five percent (25%) of such maximum amount set forth below may be carried over solely to the immediately succeeding Fiscal Year:

Period	Maximum Capital Expenditures
Fiscal Year ending December 31, 2005	$6,500,000
Fiscal Year ending December 31, 2006	$6,500,000
Fiscal Year ending December 31, 2007	$6,500,000
Fiscal Year ending December 31, 2008	$6,500,000
          (F) Undrawn Availability. At all times Undrawn Availability shall not be less than $5,000,000.
          (r) Section 9.4(A) of the Loan Agreement is hereby amended by inserting the words “or Term Loan C” immediately following the words “Term Loan A” appearing in the last sentence thereof.
     3. Conditions of Effectiveness. This Amendment No. 3 shall become effective upon satisfaction of the following conditions precedent:
          (a) Agent shall have received eight (8) copies of this Amendment No. 3 duly executed by each Borrower and each Lender;
          (b) Agent shall have received, for the pro rata benefit of the Lenders based upon their respective Term Loan C Commitments, the sum of $37,500 representing a one-quarter of one-percent (0.25%) funding fee with respect to Term Loan C, which shall be fully earned on the Amendment No. 3 Closing Date and not subject to rebate, refund, proration and/or reduction for any reason;
          (c) Agent shall have received a Term Note C dated as of the Amendment No. 3 Closing Date for each Lender, evidencing Borrowers’ Obligations with respect to each such Lender’s respective Term Loan C Commitments as of such date, in the form annexed hereto as Exhibit A, properly completed with respect to the applicable amount due each Lender;
          (d) Agent shall have received evidence, in form and substance acceptable to Agent, of a $15,000,000 cash prepayment of Term Loan B;
          (e) Agent shall have received eight (8) copies of Amendment No. 1 to Intercreditor Agreement in the form annexed hereto as Exhibit B dated as of the Amendment No. 3 Closing Date duly executed by ACAS;
          (f) Agent shall have received a true and correct copy of an amendment to the Note Purchase Agreement in form and substance satisfactory to Agent in all respects;
          (g) Undrawn Availability shall be not less than $6,000,000 after giving effect to all transactions contemplated herein on the Amendment No. 3 Closing Date;
          (h) Agent shall have received Secretary’s Certificates from each Borrower authorizing the execution, delivery and performance of Amendment No. 3 in form and substance acceptable to Agent; and

          (i) Agent shall have received opinions of counsel from counsel to each Borrower in form and substance satisfactory to Agent.
     4. Representations and Warranties. Each Borrower hereby represents and warrants as follows:
          (a) This Amendment No. 3 and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrowers and are enforceable against each Borrower in accordance with their respective terms.
          (b) Upon the effectiveness of this Amendment No. 3, each Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby, and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment No. 3, except to the extent any such representation or warranty expressly relates to an earlier date.
          (c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment No. 3.
          (d) No Borrower has any defense, counterclaim or offset with respect to the Loan Agreement.
          (e) The issuance of this Amendment No. 3 is permitted pursuant to all applicable law and all material agreements, documents and instruments to which any Loan Party is a party or by which any of their respective properties or assets are bound.
     5. Effect on the Loan Agreement.
          (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.
          (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.
          (c) The execution, delivery and effectiveness of this Amendment No. 3 shall not operate as a waiver of any right, power or remedy of Agent or Lenders, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.
     6. Release. Each Borrower hereby acknowledges and agrees that: (a) neither it nor any of its Affiliates has any claim or cause of action against Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) and (b) Agent and each Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to Borrowers under the Loan Agreement and the other Loan Documents. Notwithstanding the foregoing, Agent and the Lenders wish (and Borrowers agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of the Agent’s and the Lenders’ rights, interests, security and/or remedies under the Loan Agreement and the other Loan Documents. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Borrower (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge Agent and each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Amendment No. 3 Closing Date arising out of, connected with or related in any way to this Amendment No. 3, the Loan Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Borrower, or the making of any Advance, or the management of such Advance or the Collateral.
     7. Governing Law. This Amendment No. 3 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.
     8. Headings. Section headings in this Amendment No. 3 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 3 for any other purpose.
     9. Counterparts; Facsimile. This Amendment No. 3 may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.
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Exhibit 10.1
IN WITNESS WHEREOF, this Amendment No. 3 has been duly executed as of the day and year first written above.

ROCKY BRANDS, INC.
LIFESTYLE FOOTWEAR, INC.
EJ FOOTWEAR LLC
HM LEHIGH SAFETY SHOE CO. LLC
GEORGIA BOOT LLC
GEORGIA BOOT PROPERTIES LLC
DURANGO BOOT COMPANY LLC
NORTHLAKE BOOT COMPANY LLC
LEHIGH SAFETY SHOE CO. LLC
LEHIGH SAFETY SHOE PROPERTIES LLC

By: /s/ James E. McDonald
Name:	James E. McDonald
Title:	Chief Financial Officer of each of the
foregoing Borrowers

GMAC COMMERCIAL FINANCE LLC

By: /s/ Thomas Brent
Name:	Thomas Brent
Title:	Director

Revolving Loan Commitment:
$27,118,640.00
Term Loan A Commitment:
$2,025,375.18
Term Loan C Commitment:
$4,067,796.00

BANK OF AMERICA, N.A.

By: /s/ William J. Wilson
Name:	William J. Wilson
Title:	Vice President

Revolving Loan Commitment:
$21,186,440.00
Term Loan A Commitment:
$1,582,324.54
Term Loan C Commitment:
$3,177,966.00
1216024 — Signature Page to Amendment No. 3

CHARTER ONE BANK, N.A.

By: /s/ James G. Zamborsky
Name:	James G. Zamborsky
Title:	Vice President

Revolving Loan Commitment:
$17,796.610.00
Term Loan A Commitment:
$1,329,152.65
Term Loan C Commitment:
$2,669,491.50

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Peter Redington
Name:	Peter Redington
Title:	A-V.P.

Revolving Loan Commitment:
$17,796.610.00
Term Loan A Commitment:
$1,329,152.65
Term Loan C Commitment:
$2,669,491.50

COMERICA BANK

By: /s/ Harold Dalton
Name:	Harold Dalton
Title:	V.P.

Revolving Loan Commitment:
$16,101,700.00
Term Loan A Commitment:
$1,202,567.07
Term Loan C Commitment:
$2,415,255.00
1216024 — Signature Page to Amendment No. 3